SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )


 Filed by the Registrant |X|
 Filed by a Party other than the Registrant  o
     Check the appropriate box:
     o  Preliminary Proxy Statement           Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
     o  Definitive Proxy Statement
     o  Definitive Additional Materials
     |X|  Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
     o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     o Fee paid previously with preliminary materials:

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     o Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (4)  Date Filed:

INFORMATION CONCERNING PARTICIPANTS

Fritz Companies, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed merger (the "Merger") of the Company with VND Merger Sub, Inc., a
Delaware corporation ("Buyer") and wholly-owned subsidiary of United Parcel Service, Inc., a Delaware corporation ("Parent"), and the issuance of shares of common stock of Parent in connection therewith, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2001, by and among the Company, Buyer and Parent. The participants in this solicitation may be deemed to include the directors and executive officers of the Company. Information about the directors and executive officers of the Company, including information about their Company stock ownership, can be found in the Company's proxy statement, dated August 18, 2000, for its 2000 annual meeting of shareholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company and Parent will file a joint proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the Company or Parent with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and other filings by the Company with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

THE FOLLOWING IS A JOINT PRESS RELEASE ISSUED BY UPS AND FRITZ COMPANIES, INC.:


UPS To Acquire Fritz Companies, Inc. For $450 Million In Class B Common Stock Acquisition Will Drive Significant Expansion By UPS Into Freight Forwarding

ATLANTA and SAN FRANCISCO -- Jan. 10, 2001 - UPS (NYSE: UPS) and Fritz Companies, Inc. (NASDAQ: FRTZ) today jointly announced that UPS has agreed to acquire Fritz for approximately $450 million in UPS Class B common stock.

Fritz is one of the world's leading freight forwarding, customs brokerage and logistics concerns, with $1.6 billion in gross revenue in its most recent fiscal year.

The acquisition will allow UPS to offer a broad, integrated portfolio of services for moving everything from small packages to heavy freight, by any mode of transport, anywhere in the world. Freight forwarding, customs brokerage and logistics customers of Fritz will gain easier access to global supply chain management, service parts logistics and financial offerings through UPS.

The acquisition is structured as a tax-free, stock-for-stock merger in which Fritz shareholders will receive UPS Class B common stock in exchange for their Fritz common stock. Each share of Fritz common stock will be exchanged for 0.200 shares of UPS Class B common stock, for a total issuance of approximately 7.4 million shares of UPS Class B common stock. The transaction is valued at approximately $450 million based on yesterday's closing price.

UPS expects to complete the transaction during the second quarter of 2001. It will be the first UPS stock acquisition since UPS's initial public offering in November 1999. The transaction is subject to customary closing conditions, including approval by Fritz shareholders and regulatory clearance. Fritz Chairman and CEO Lynn C. Fritz, who holds approximately 36% of the outstanding shares of the company, has entered into an agreement to vote the shares he controls in favor of the merger.

"This acquisition enhances UPS's strategy by providing comprehensive solutions across the supply chain at any point our customers desire, moving goods of any size, by any mode, anywhere in the world," said Joe Pyne, UPS senior vice president for corporate development. "This expands our flexibility to offer a broader portfolio of services, including air, ground and ocean freight, to our global customer base."

Fritz was founded in 1933 and has grown over the past six decades into a forwarding, customs brokerage and logistics concern with significant operations in every region of the world. While such firms often go unnoticed by the general consumer, they play a crucial role in facilitating trade around the world. Freight forwarders play a key coordination role of arranging for the movement of goods either by ship, plane, rail or truck on a global basis.

Fritz currently owns and operates 400 facilities in more than 120 countries around the world and has over 10,000 employees globally. In addition to its forwarding, customs brokerage and logistics services, the company offers a range of intermodal transfer services, duty drawback options, consulting on tax, trade and tariff matters, market research and training services.

Fritz reported gross revenues of $1.6 billion and net revenues of $619.3 million during its latest fiscal year ended May 31. Net income for the year totaled $17.4 million. Approximately 28% of Fritz's net revenue was generated from air freight forwarding; 21% from ocean freight forwarding; 30% from customs brokerage operations, and 21% from logistics services. Fritz's customers include some of the world's most recognized brands across a broad range of industries, including mass retailing, computer retail and services, telecommunications and pharmaceuticals.

"We are very excited about the powerful combination that UPS and Fritz will create, and I believe the decision to join the UPS team is the best for the growth and development of this business," said Lynn Fritz. "We have grown into an industry force over the past 67 years, but we can do even more with UPS's systems, network and vision of enabling global commerce."

UPS, the world's largest express carrier and largest package delivery company, already operates in the freight forwarding and customs brokerage arenas through a number of subsidiaries. The acquisition of Fritz signals UPS's intent to expand that business in order to provide its customers with solutions across the supply chain.

The transaction is expected to be non-dilutive to UPS earnings per share in 2001, as UPS integrates the Fritz operations into its network and begins to work toward the substantial synergies inherent in this strategic acquisition. In 2002, UPS expects to achieve modest EPS accretion from the transaction.

"This will be a powerful combination, offering single accountability to our customers," said Pyne. "We foresee a tremendous value proposition, offering a portfolio ranging from small package to air, ocean and ground freight, logistics, brokerage and financial services."

UPS is the world's largest express carrier and largest package delivery company, serving more than 200 countries and territories around the world. Headquartered in Atlanta, Ga., the company is located on the Web at http://www.ups.com.


ADVISORIES:

Executives of UPS and the Fritz Companies will hold an analyst conference call to discuss this transaction at 1:30 p.m. on Wednesday, Jan. 10, 2001. This conference call also will be Webcast and can be heard at either www.ups.com or www.fritz.com.

Additional   information  on  the   transaction  is  available  on  the  Web  at
www.ups.com, by clicking UPS Investor Relations.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, as well as statements relating to regulatory approvals required in connection with the proposed transaction, the prospects and financial condition of the combined operations of UPS and Fritz, the ability of the parties to successfully consummate the transaction and integrate the operations of the combined enterprises and other statements relating to future events and financial performance. Such forward-looking statements involve certain risks and uncertainties. Important factors may cause actual results to differ materially from those contained in forward-looking statements. These include the failure of the proposed transaction to be completed for any reason, the competitive environment in which

UPS operates, economic and other conditions in the markets in which UPS operates, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in operating results and other risks discussed in filings that UPS has made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which discussions are incorporated herein by reference.

UPS and Fritz will be filing a joint proxy statement/ prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. These documents will contain important information, and we urge investors to read them. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. Please read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

Contacts: Norman Black, Public Relations - UPS
404-828-7593
Kurt Kuehn, Investor Relations - UPS
404-828-6977
Graeme Stewart, Investor Relations - Fritz
415-538-0444